UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

March 11, 2012

(Date of earliest event reported)

Potash Corporation of Saskatchewan Inc.

(Exact name of registrant as specified in its charter)

Canada	1-10351	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 500, 122 – 1st Avenue South

Saskatoon, Saskatchewan, Canada S7K 7G3

(Address of principal executive offices, including zip code)

(306) 933-8500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 11, 2012, Potash Corporation of Saskatchewan Inc. (“PotashCorp”) adopted amendments to the PotashCorp Short-Term Incentive Plan (the “STIP”), adding an additional performance metric in respect of safety achievement for employees at our corporate facilities in Saskatoon and Northbrook. Under the STIP, participants are eligible to earn a cash incentive award based on PotashCorp and individual performance during a one-year period, calculated as a function of the employee’s salary. Under the terms of the STIP prior to the amendments, incentive award targets for corporate employees were based solely on PotashCorp cash flow return. The amendments to the STIP provide that 5% of the annual STIP awards to corporate employees will be based on safety achievement metrics developed by our Chief Executive Officer in consultation with our Vice President, Human Resources & Administration. The amendments are effective on and after January 1, 2012.

The foregoing description is qualified in its entirety by reference to the STIP, which is filed hereto as Exhibit 10(a) hereto and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

Exhibit Number	Exhibit Description

10(a)	Short-Term Incentive Plan of the registrant effective January 1, 2000, as amended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

POTASH CORPORATION OF SASKATCHEWAN INC.

By:	/s/ Joseph Podwika
Name:	Joseph Podwika
Title:	Senior Vice President, General Counsel and Secretary

Dated:  March 13, 2012

Index to Exhibits

Exhibit Number	Exhibit Description

10(a)	Short-Term Incentive Plan of the registrant effective January 1, 2000, as amended.